Exhibit 99.1

NeuBase Therapeutics Reports Financial Results for Fiscal Year 2019

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Expects to report preclinical PK and PD data for the PATrOL™ platform and PATrOL-enabled candidates beginning in Q1 and in Q2 of calendar year 2020

PITTSBURGH, PA, January 9, 2020 – NeuBase Therapeutics, Inc. (Nasdaq: NBSE) (“NeuBase” or the “Company”), a biotechnology company developing next-generation antisense therapies using its scalable PATrOL™ platform to address genetic diseases, today reported its financial results for the fiscal year ended September 30, 2019.

“The successful execution of multiple platform milestones in 2019 has built a solid foundation to accelerate the advancement of our pipeline of PATrOL-enabled therapies in 2020 and beyond. As a result, we expect to complete and report data from preclinical studies evaluating the pharmacokinetic (“PK”) and pharmacodynamic (“PD”) properties of our PATrOL™ platform and PATrOL-enabled candidates beginning in the first quarter and in the second quarter of calendar year 2020. We believe the results from these studies will inform the development of our first indications, which include Huntington’s disease and Myotonic Dystrophy type 1, as well as allow us to expand our pipeline across a range of targets and tissues,” said Dietrich Stephan, Ph.D., chief executive officer of NeuBase Therapeutics.

“As we enter this exciting period in NeuBase’s history, we’ve garnered increased industry recognition for our platform’s unique capabilities to address genetic diseases. Over the past several months, we’ve recruited renowned scientists and leading industry experts in their respective fields to several executive and research positions at NeuBase, as well as appointments to our board of directors and scientific advisory committee. The team we now have in place is positioned to quickly advance the development of our pipeline of PATrOL-enabled therapies,” concluded Dr. Stephan.

Fiscal Fourth Quarter of 2019 and Recent Operating Highlights

•	U.S. Patent and Trademark Office (USPTO) issued NeuBase U.S. Patent No. 10,370,415, a foundational patent that covers its proprietary DNA and RNA binding technology, which enables PATrOL-based therapies to target the secondary structures of DNA and RNA
•	The Scientist magazine recognized NeuBase’s Janus Base technology as a top 10 innovation of 2019
•	Management held a KOL meeting for the investment community on Huntington's disease and NeuBase’s peptide-nucleic acid (PNA) antisense oligonucleotide (PATrOL™) platform
•	Announced the appointment of several preeminent scientists to NeuBase’s Scientific Advisory Board in the fourth quarter of FY2019 and in the months following, including George Church, Ph.D., Samuel Broder, M.D., and Steven Dowdy, Ph.D.
•	Management rang the closing bell at the NASDAQ on August 7, 2019 to celebrate the listing of the Company’s stock on NASDAQ

Financial Results for the Fiscal Year Ended September 30, 2019:

Note for Fiscal Year 2019: The period of July 12 to September 30, 2019 includes the combined financial results for Ohr Pharmaceutical and NeuBase post-merger, which closed on July 12, 2019. The period prior to July 12, 2019 includes only the financials of NeuBase prior to the merger. Therefore, Fiscal Year 2019 is not directly comparable to prior periods.

•	At September 30, 2019, the Company had cash and cash equivalents of approximately $10.3 million, compared to cash and equivalents of approximately $0.2 million at September 30, 2018. The Company believes that its current cash balance will provide sufficient capital to fund operations through the end of fiscal year 2020.
•	For the fiscal year ended September 30, 2019, the Company reported a net loss of approximately $27.0 million, or ($3.26) per share, compared to a net loss of approximately $0.04 million, or ($0.01) per share, for the period from inception (August 28, 2018) to September 30, 2018. Non-GAAP adjusted net loss was $3.7 million, or ($0.45) per share, for fiscal year 2019, and $0.04 million, or ($0.01) per share, for the period from inception (August 28, 2018) to September 30, 2018. The non-GAAP adjusted net loss for fiscal year 2019 excludes certain non-cash items. Loss per share amounts have been retroactively adjusted for the reverse stock split effected on February 4, 2019.
•	For the fiscal year ended September 30, 2019, total operating expenses were approximately $26.3 million, consisting of approximately $9.1 million in general and administrative expenses, $4.3 million of research and development expenses, and $13.0 million in research and development - licenses acquired - expense. This compares to total operating expenses of $0.04 million for the period from inception (August 28, 2018) to September 30, 2018, comprised of approximately $0.03 million in general and administrative expenses, and $0.01 million in research and development expenses.

Non-GAAP Financial Measures

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the following non-cash items: share-based compensation expense, non-cash research and development expense-licenses acquired, the change in fair value of warrant liabilities, depreciation and amortization expense and non-cash interest and amortization expense on convertible notes. Management believes that because these non-cash items have no impact on the cash position of the Company and most of these expenses and liabilities occurred as a result of the merger with Ohr Pharmaceutical, adjustments for these items will assist investors in making comparisons of period-to-period operating results. Furthermore, management believes that the excluded items are not indicative of the Company’s on-going core operating performance.

These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

About NeuBase Therapeutics

NeuBase Therapeutics, Inc. is developing the next generation of gene silencing therapies with its flexible, highly specific synthetic antisense oligonucleotides. The proprietary NeuBase peptide-nucleic acid (PNA) antisense oligonucleotide (PATrOL™) platform allows for the rapid development of targeted drugs, increasing the treatment opportunities for the hundreds of millions of people affected by rare genetic diseases, including those that can only be treated through accessing of secondary RNA structures. Using PATrOL technology, NeuBase aims to first tackle rare, genetic diseases.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the Company’s goals and plans and expectations regarding the timing for completing and reporting data from preclinical studies evaluating the pharmacokinetic (“PK”) and pharmacodynamic (“PD”) properties of our PATrOL platform and PATrOL-enabled candidates, expanding our pipeline and the potential for the Company’s technologies generally. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the Company’s plans to develop and commercialize its product candidates; the timing of initiation of the Company’s planned clinical trials; the timing of the availability of data from the Company’s clinical trials; the timing of any planned investigational new drug application or new drug application; the Company’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the Company’s product candidates; the Company’s commercialization, marketing and manufacturing capabilities and strategy; the Company’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the U.S. Securities and Exchange Commission. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:
Dan Ferry
Managing Director
LifeSci Advisors, LLC
daniel@lifesciadvisors.com

OP: (617) 535-7746

NeuBase Media Contact:
Travis Kruse

Russo Partners

travis.kruse@russopartnersllc.com

OP: (212) 845-4272

Ned Berkowitz

Russo Partners

ned.berkowitz@russopartnersllc.com

OP: (646) 942-5629

Reconciliation of GAAP to Non-GAAP Results

	For the Year Ended September 30,	For the Period From August 28, 2018 (Inception) to September 30,
	2019	2018

Net loss, as reported	$(26,958,247)	$(41,952)

Adjustments to reconcile net loss, as reported, to adjusted net loss:

Stock-based compensation	9,785,083	-
Research and development expense - license acquired- CMU	1,046,965	-
Research and development expense - license acquired- Ohr	11,920,450	-
Change in fair value of warrant liabilities	492,889	-
Depreciation and amortization	128,372	-
Non-cash amortization on convertible notes	94,444	-
Non-cash interest expense on convertible notes	21,772	-
Payment of transaction costs for licenses acquired	(928,444)	-
Net cash received (paid) for licenses acquired	698,419	-
Adjusted net loss	$(3,698,297)	$(41,952)

Adjusted basic and diluted net loss per share	$(0.45)	$(0.01)

Weighted average shares outstanding
Basic and diluted	8,271,707	5,727,090